Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE

I, Rhowena Blank, the Vice President, Accounting Officer and principal financial officer of Man Investments (USA) Corp., the general partner of Man-AHL Diversified I L.P. (the “Partnership”), certify that (i) the Annual Report of the Partnership on Form 10-K for the period ending December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: March 31, 2009

/s/ Rhowena Blank
Rhowena Blank
Vice President, Accounting Officer